EXECUTION VERSION SECOND AMENDMENT TO CREDIT AGREEMENT Second Amendment to Credit Agreement (the “Amendment”), dated June 29, 2018, by and among BLACK BOX CORPORATION, a Delaware corporation (the “Borrower”), each of the Guarantors listed on the signature pages hereto, each of the Lenders listed on the signature pages hereto and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). W I T N E S S E T H: WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated May 9, 2016 (as amended by the Amendment and Joinder Agreement dated August 9, 2017, the “Credit Agreement”, and the Credit Agreement as amended hereby, the “Amended Credit Agreement”); WHEREAS, the Potential Defaults and Events of Default set forth on Schedule 1 attached hereto have occurred and are continuing under the Credit Agreement (collectively, the “Known Defaults”); WHEREAS, the Loan Parties have requested, and the Lenders are willing to provide on the terms and conditions set forth herein, an additional last in first out revolving credit facility in an amount not to exceed $10,000,000 to provide additional financing to the Borrower and the other Loan Parties to support anticipated cash flow needs based on the Approved Budget; WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders waive the Known Defaults and amend certain provisions of the Credit Agreement and the Administrative Agent and each of the Lenders desire to permit such waivers and amendments and other actions pursuant to the terms and conditions set forth herein; and WHEREAS, the Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment. NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Certain Definitions. All capitalized terms used herein that are defined in the Amended Credit Agreement shall have the same meaning as set forth in the Amended Credit Agreement unless the context clearly indicates otherwise. 2. Waiver of Known Defaults. Subject to the terms and conditions contained herein, upon the Effective Date (as defined below), the Administrative Agent and Lenders hereby waive the Known Defaults; provided, however that such waiver shall in no way constitute a waiver of any other Potential Defaults or Events of Default which may have occurred but which are not specifically referenced as the Known Defaults, nor shall this waiver obligate the Administrative Agent or any Lender to provide any further waiver of any other Potential Default or Event of 131832.01464/109680341v.4

Default (whether similar or dissimilar, including any further Potential Default or Event of Default resulting from a failure to comply with the terms of the Amended Credit Agreement). Other than in respect of the Known Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to the Administrative Agent or any Lender whether under the Amended Credit Agreement, the other Loan Documents or otherwise. The Administrative Agent has not been advised by the Loan Parties of the existence of, and is not otherwise aware of, any Potential Defaults or Events of Default other than the Known Defaults, and the Loan Parties have represented to the Lenders that no Potential Default or Event of Default, other than the Known Defaults, has occurred and is continuing under any of the Loan Documents. 3. Amendments. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows: (a) New Definitions. The following new definitions are hereby added to Section 1.1 of the Credit Agreement in alphabetical order as follows: “Approved Budget shall mean (i) until an Updated Budget has been accepted by the Administrative Agent and the Required Lenders, the Initial Second Amendment Budget and (ii) after an Updated Budget has been accepted by the Administrative Agent and the Required Lenders, the most recently delivered Updated Budget that has been accepted by the Administrative Agent and the Required Lenders.” “Approved Budget Excess Cash shall mean, as of any date of determination, the amount (if any) by which Ending US Book Cash Balance (as set forth in the Approved Budget) exceeds $10,000,000.” “Assignment Agreements shall have the meaning specified in Section 7.1.13 [Government Receivables].” “Beneficial Owner shall mean, for each Loan Party, each of the following: (i) each individual, if any, who, directly or indirectly, owns twenty five percent (25%) or more of such Loan Party’s equity interests; and (b) a single individual with significant responsibility to control, manage, or direct such Loan Party.” “Borrower Advisor Fees shall mean, at any time, any and all fees of the Borrower’s Financial Advisor and legal professionals of the Loan Parties to the extent deducted in calculating net income.” “Certificate of Beneficial Ownership shall mean, for each Loan Party, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Loan Party.” “Excess Lender Advisor Fees shall mean, as determined as of any Testing Date, the amount (if any) by which the Lender Advisor Fees - 2 - 131832.01464/109680341v.4

exceed the projected amount of such fees as set forth in the Approved Budget for the applicable Testing Period.” “Federal Sale Transaction shall mean the sale of one hundred percent (100%) of the equity interests of NextiraOne Federal, LLC.” “Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other applicable Laws related thereto.” “Government Contracts shall have the meaning specified in Section 7.1.13 [Government Receivables].” “Initial Second Amendment Budget shall mean the budget presented to the Lenders in conjunction with the execution of the Second Amendment prior to the Second Amendment Effective Date and attached as Annex 1 to the Second Amendment.” “Lender Advisor Fees shall mean, at any time, any and all fees of the professionals of the Administrative Agent or the Lenders to the extent deducted in calculating net income.” “LIFO Commitment Fee shall have the meaning specified in Section 2.3.2 [LIFO Loan Commitment Fees].” “LIFO Expiration Date shall mean the earlier of (a) December 15, 2018, and (b) the date on which the Administrative Agent, at its discretion or upon the Required Lenders’ direction to the Administrative Agent, determines to terminate the LIFO Facility following the occurrence of an Event of Default that has not been waived in accordance with this Agreement.” “LIFO Facility Usage shall mean at any time the aggregate principal amount of outstanding LIFO Loans.” “LIFO Loan shall mean collectively and LIFO Loan shall mean separately all LIFO Loans or any LIFO Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1.4 [LIFO Loan Commitment].” “LIFO Loan Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for LIFO Loans,” as such Commitment may thereafter be assigned or modified and LIFO Loan Commitments shall mean the aggregate LIFO Loan Commitments of all of the Lenders.” “Mortgages shall mean all mortgages or deeds of trust and leasehold mortgages or leasehold deeds of trust (to the extent applicable) on the Mortgaged Real Property in favor of the Administrative Agent securing the Obligations and Mortgage shall mean any one of such Mortgages individually.” - 3 - 131832.01464/109680341v.4

“Mortgaged Real Property shall mean all of the owned and/or leased premises identified on Schedule 1.1(R) hereto and any other premises or real property that are hereafter owned or leased by any Loan Party and subject to a Mortgage in favor of the Administrative Agent.” “Notices of Assignment shall have the meaning specified in Section 7.1.13 [Government Receivables].” “Permitted Excess Foreign Cash Amount shall have the meaning specified in Section 4.7.9.” “Second Amendment shall mean the Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.” “Second Amendment Agent Fee Letter shall mean the Fee Letter between the Administrative Agent and the Borrower dated as of the Second Amendment Effective Date evidencing the arrangement fee.” “Second Amendment Effective Date shall mean June 29, 2018.” “Second Amendment Fee Letters shall mean, collectively, (i) the Second Amendment Agent Fee Letter and (ii) the Second Amendment Lender Fee Letter.” “Second Amendment Lender Fee Letter shall mean the Fee Letter between the Administrative Agent and the Borrower dated as of the Second Amendment Effective Date evidencing the amendment fees.” “Testing Date shall have the meaning specified in Section 7.1.15 [Budget Compliance].” “Testing Periods shall have the meaning specified in Section 7.1.15 [Budget Compliance].” “Three Week Testing Period shall have the meaning specified in Section 7.1.15 [Budget Compliance].” “Two Week Testing Period shall have the meaning specified in Section 7.1.15 [Budget Compliance].” “Updated Budget shall have the meaning specified in Section 7.3.5(iii) [Updated Budget].” (b) Definitions. The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows: “Budget means a rolling twenty-six (26) week cash flow projection (including, without limitation, projected expenses, collections, disbursements, borrowing availability, loan balances and a breakdown of the amount of the Consolidated Cash Balance of the Borrower and all of the Domestic Subsidiaries and the Consolidated - 4 - 131832.01464/109680341v.4

Cash Balance of all of the Foreign Subsidiaries) of the Loan Parties and their Subsidiaries, on a consolidated basis, prepared and approved by the Borrower’s management in consultation with Borrower’s Financial Advisor, in form and substance satisfactory to the Administrative Agent, together with all amendments, supplements, and any other modifications thereto that are agreed to by the Administrative Agent in writing from time to time.” “Collateral shall mean the personal and real property of any Person granted as collateral to secure the Obligations pursuant to the (i) Security Agreement (ii) Pledge Agreement, (iii) Patent, Trademark and Copyright Security Agreement or (iv) Mortgages.” “Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment (and in the case of PNC, including its Swing Loan Commitment), Term Loan Commitment and LIFO Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Term Loan Commitments and LIFO Loan Commitments of all of the Lenders.” “Commitment Fee shall have the meaning specified in Section 2.3.1 [Commitment Fees].” “Consolidated EBITDA for any period of determination shall mean the difference between (a) the sum of (A) (i) net income, (ii) depreciation, (iii) amortization, (iv) other non-cash charges, non- cash expenses or non-cash losses to net income (excluding non-cash charges, expenses or losses that are expected to become cash charges, expenses or losses in a future period or that are reserves for future cash charges, expenses or losses), (v) interest expense, (vi) Borrower Advisor Fees, (vii) Lender Advisors Fees and (viii) income tax expense, minus (b) non-cash credits or gains to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.” “Euro-Rate Option shall mean (a) the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in either Section 3.1.1(ii) [Revolving Credit Euro-Rate Option] or Section 3.1.2(ii) [Term Facility Euro-Rate Option], as applicable and (b) the interest rate applicable to the LIFO Loans under the terms set forth in Section 3.1.4 [LIFO Loan Interest Rate].” “Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, the Mortgages, the Second Amendment Fee Letters, and any other instruments, certificates or documents delivered in connection herewith or therewith.” - 5 - 131832.01464/109680341v.4

“Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans, Term Loans and LIFO Loans or any Revolving Credit Loan, Swing Loan, Term Loan or LIFO Loan.” “Notes shall mean collectively, and Note shall mean separately, the promissory notes substantially in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, substantially in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, substantially in the form of Exhibit 1.1(N)(3) evidencing the Term Loans and substantially in the form of Exhibit 1.1(N)(4) evidencing the LIFO Loans.” “Ratable Share shall mean: (i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and right to receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments; (ii) with respect to a Lender’s obligation to make Term Loans, the proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders, and with respect to a Lender’s right to receive payments, interest, and fees related to Term Loans, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders; (iii) with respect to a Lender’s obligation to make LIFO Loans, the proportion that such Lender’s LIFO Loan Commitment bears to the LIFO Loan Commitments of all of the Lenders, and with respect to a Lender’s right to receive payments, interest, and fees related to LIFO Loans, the proportion that such Lender’s LIFO Loans bears to the LIFO Loans of all of the Lenders, provided however that if the LIFO Loan Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the LIFO Loan Commitments most recently in effect, giving effect to any assignments; and (iv) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus such Lender’s outstanding Term Loan plus such Lender’s LIFO Loan Commitment, by (ii) the aggregate amount of the Revolving Credit - 6 - 131832.01464/109680341v.4

Commitments plus the outstanding Term Loans plus the aggregate amount of LIFO Loan Commitments of all Lenders; provided however that if (y) the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not the current amount of the Revolving Credit Commitments and (z) if the LIFO Loan Commitments have terminated or expired, the computation in this clause shall be determined based upon the LIFO Loan Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the LIFO Loan Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, "Ratable Share" shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.” “Required Lenders shall mean (A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and (B) If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), plus (b) the aggregate outstanding amount of any Term Loans, plus (c) the aggregate amount of the LIFO Loan Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the LIFO Loan Commitments, the outstanding LIFO Loans (excluding any Defaulting Lender).” (c) Swing Loan Commitment. The phrase “Fifteen Million and 00/100 Dollars ($15,000,000.00)” contained in Section 2.1.2 of the Credit Agreement is hereby replaced with the phrase “Zero Dollars ($0)”. (d) LIFO Loan Commitment. New Section 2.1.4 is hereby added to the Credit Agreement as follows: “2.1.4. LIFO Loan Commitment. Subject to the terms and conditions hereof, including, without limitation, Sections 2.8 [Use of Proceeds] and 7.1.15 [Budget Compliance], and relying upon the representations and warranties herein set forth, each Lender severally agrees to make LIFO Loans in Dollars to the Borrower at - 7 - 131832.01464/109680341v.4

any time or from time to time on or after the Second Amendment Effective Date to the LIFO Expiration Date; provided that after giving effect to each such LIFO Loan (i) the aggregate amount of LIFO Loans from such Lender shall not exceed such Lender’s LIFO Loan Commitment and (ii) the LIFO Facility Usage shall not exceed the LIFO Loan Commitments minus the amount, if any, of Approved Budget Excess Cash. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.4.” (e) Borrowing Availability. New Section 2.1.5 is hereby added to the Credit Agreement as follows: “2.1.5 Borrowing Availability. Notwithstanding anything to the contrary provided for in this Agreement, specifically including the preceding Section 2.1.4 [LIFO Loan Commitment], no LIFO Loan may be requested by the Borrower in any amount greater than the amount necessary to fund disbursements by the Borrower strictly in accordance with the Approved Budget to the extent such disbursements are contemplated under the Approved Budget to be made within the five (5) Business Days following the date of the funding of such request (provided that, notwithstanding the foregoing, the amount requested may be rounded up as necessary to comply with the requirements for minimum amounts and permitted integral multiples provided for in the final sentence of Section 2.5.3 [LIFO Loan Requests] hereof with respect to LIFO Loans so long as the LIFO Loan Commitments are not thereby exceeded).” (f) Nature of Lenders’ Obligations with Respect to Revolving Credit Loans, Term Loans and LIFO Loans. Section 2.2 is retitled as “Nature of Lenders’ Obligations with Respect to Revolving Credit Loans, Term Loans and LIFO Loans” and new Section 2.2.3 is hereby added to the Credit Agreement as follows: “2.2.3 LIFO Loans. Each Lender shall be obligated to participate in each request for LIFO Loans pursuant to Section 2.5 [Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate amount of each Lender’s LIFO Loans outstanding hereunder to the Borrower at any time shall not exceed its LIFO Loan Commitment minus its Ratable Share of the amount, if any, of Approved Budget Excess Cash. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make LIFO Loans hereunder on or after the LIFO Expiration Date.” - 8 - 131832.01464/109680341v.4

(g) Commitment Fees. (i) Section 2.3 of the Credit Agreement is hereby (a) renumbered as Section 2.3.1 and (b) retitled as “Revolving Loan Commitment Fees” and (ii) new Section 2.3.2 is hereby added to the Credit Agreement as follows: “2.3.2 LIFO Loan Commitment Fees. Accruing from the Second Amendment Effective Date until the LIFO Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “LIFO Commitment Fee”) equal to one half of one percent (0.50%) per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the LIFO Loan Commitments and (ii) the amount of the LIFO Facility Usage; provided, that any LIFO Commitment Fee accrued with respect to the LIFO Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such LIFO Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no LIFO Commitment Fee shall accrue with respect to the LIFO Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all LIFO Commitment Fees shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month.” (h) LIFO Loan Requests. New Section 2.5.3 is hereby added to the Credit Agreement as follows: “2.5.3 LIFO Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the LIFO Expiration Date request the Lenders to make LIFO Loans by delivering to the Administrative Agent, not later than 12:00 noon two (2) Business Days prior to the proposed Borrowing Date a duly completed request therefor substantially in the form of Exhibit 2.5.3 or a request by telephone immediately confirmed in writing by letter, facsimile or e-mail (in “pdf”, “tif” or similar format) in such form (each, a “LIFO Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each LIFO Loan Request shall be irrevocable and shall specify (A) the proposed Borrowing Date and (B) the principal amount of the proposed LIFO Loans, which amount shall be in in integral multiples of one hundred thousand and 00/100 Dollars ($100,000) and not less than five hundred thousand and 00/100 Dollars ($500,000).” - 9 - 131832.01464/109680341v.4

(i) Making Revolving Credit Loans, LIFO Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans, the Term Loan and LIFO Loans; Borrowings to Repay Swing Loans; Designated Lenders. Section 2.6 of the Credit Agreement is hereby retitled as “Making of Revolving Credit Loans, LIFO Loans and Swing Loans; Presumptions of the Administrative Agent; Repayment of Revolving Credit Loans, the Term Loan and LIFO Loans; Borrowings to Repay Swing Loans”. (j) Making LIFO Loans. Section 2.6.1 of the Credit Agreement is hereby renumbered as “Section 2.6.1.1” and new Section 2.6.1.2 is hereby added to the Credit Agreement as follows: “2.6.1.2 Making LIFO Loans. The Administrative Agent shall, promptly after receipt by it of a LIFO Loan Request pursuant to Section 2.5.3 [LIFO Loan Requests], notify the Lenders of its receipt of such LIFO Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested LIFO Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans, Term Loans and LIFO Loans]. Each Lender shall remit the principal amount of each LIFO Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2 [Each Loan or Letter of Credit], fund such LIFO Loans to the Borrower in U.S. Dollars in immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the LIFO Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].” (k) Presumptions by the Administrative Agent. Section 2.6.2 of the Credit Agreement is hereby amended and restated as follows: “2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Base Rate Loan, or, for Loans other than Base Rate Loans, prior to the close of business the day before the Borrowing Date, that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1.1 [Making Revolving Credit Loans] or Section 2.6.1.2 [Making LIFO Loans], as applicable, and may, in reliance upon such assumption, - 10 - 131832.01464/109680341v.4 make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in the appropriate currency with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate (or, for payments in an Optional Currency, the Overnight Rate), and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.” (l) Repayment of LIFO Loans. Section 2.6.8 of the Credit Agreement is hereby renumbered as “Section 2.6.9” and new Section 2.6.8 is hereby added to the Credit Agreement as follows: “2.6.8 Repayment of LIFO Loans. Subject to any mandatory prepayments required under Section 4.7 and applied to the LIFO Loans in accordance with such section, the Borrower shall repay the LIFO Loans together with all outstanding interest thereon on the LIFO Expiration Date.” (m) Notes. Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows: “2.7 Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swing Loans, Term Loans and LIFO Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note, a Term Note and a LIFO Note, payable to such Lender and its registered assigns in a face amount equal to the Revolving Credit Commitment, Swing Loan Commitment, Term Loan Commitment or LIFO Loan Commitment, as applicable, of such Lender.” (n) Use of Proceeds. Section 2.8 is hereby amended by adding the following sentence to the end of such section: “The proceeds of the LIFO Loans shall be used for working capital purposes of the Borrower and its Subsidiaries, to pay, subject - 11 - 131832.01464/109680341v.4 to Section 6 of the Second Amendment, current interest and fees due and payable under this Agreement, to pay costs and expenses of professionals and other items necessary to manage the business in the normal course, in each case, solely in accordance with the Approved Budget.” (o) Letter of Credit Sublimit. The phrase “Twenty-Five Million and 00/100 Dollars ($25,000,000.00)” contained in Section 2.9.1.1 of the Credit Agreement is hereby replaced with the phrase “Ten Million and 00/100 Dollars ($10,000,000.00)”. (p) LIFO Loan Interest Rate. Section 3.1.4 of the Credit Agreement is hereby renumbered as “Section 3.1.5" and new Section 3.1.4 is hereby added to the Credit Agreement as follows: “3.1.4 LIFO Loan Interest Rate. Each LIFO Loan shall bear interest at a rate per annum equal to the Euro-Rate as determined for a one (1) month period plus ten percent (10%).” (q) Payments. The second sentence of Section 4.1 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans, Term Loans and LIFO Loans in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate in the case of Loans or other amounts due in Dollars, or the Overnight Rate in the case of Loans or other amounts due in an Optional Currency, with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.” (r) Pro Rata Treatment of Lenders. Section 4.2 of the Credit Agreement is hereby amended and restated in its entirety as follows: “4.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans and LIFO Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a - 12 - 131832.01464/109680341v.4

Defaulting Lender and except as provided in Sections 3.4.4 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 3.4 [Rate Unascertainable; Etc.], 4.6.2 [Replacement of a Lender] or 4.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].” (s) Right to Prepay. Section 4.6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows: “4.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.6.2 [Replacement of a Lender] below, in Section 4.8 [Increased Costs] and Section 4.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans (except as required pursuant to Section 4.7.3 or 4.7.8), it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. (A) at least one (1) Business Day prior to the date of prepayment of the LIFO Loans, Revolving Credit Loans or Term Loans denominated in Dollars, (B) at least four (4) Business Days prior to the date of prepayment of any Optional Currency Loans, or (C) no later than 1:00 p.m. on the date of prepayment of Swing Loans, in each case setting forth the following information: (w) the date, which shall be a Business Day, on which the proposed prepayment is to be made; (x) a statement indicating the application of the prepayment between the LIFO Loans, Revolving Credit Loans, Swing Loans and Term Loans; (y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans and Optional Currencies to which the Euro-Rate Option applies; and (z) the total principal amount of such prepayment. All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. All prepayments permitted - 13 - 131832.01464/109680341v.4 pursuant to this Section 4.6.1 [Right to Prepay] shall be applied by the Administrative Agent as set forth in Section 4.7.7. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 4.10 [Indemnity]. Prepayments shall be made in the currency in which such Loan was made unless otherwise directed by the Administrative Agent.” (t) Asset Sales and Recovery Events. Section 4.7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows: “4.7.3 Asset Sales and Recovery Events. Within three (3) days of the receipt by any Loan Party or any of its Subsidiaries (including, for the avoidance of doubt, Excluded Subsidiaries) of Net Cash Proceeds from any Asset Sale or Recovery Event (other than from the Federal Sale Transaction, the Net Cash Proceeds of which shall be paid by the Borrower to the Administrative Agent immediately upon the closing thereof) occurring on or after the Second Amendment Effective Date, the Borrower shall, make a mandatory prepayment of the Obligations in an amount equal to such Net Cash Proceeds to be applied by the Administrative Agent as set forth in Section 4.7.7; provided, however, that, (i) to the extent the Net Cash Proceeds from any such Asset Sales shall be equal to or less than $10,000 individually or in the aggregate, the Borrower shall not be required to make a mandatory prepayment of the Obligations with such Net Cash Proceeds until the total amount of such Net Cash Proceeds that have not been applied towards a mandatory prepayment of the Obligations exceeds $10,000 and (b) the Borrower shall, concurrently with the delivery of each Updated Budget, deliver to the Administrative Agent a schedule identifying the total amount of any such Net Cash Proceeds that have been retained by the Borrower since the date of the most recent Updated Budget delivered to the Administrative Agent.” (u) Application Among Loans and Interest Rate Options. Section 4.7.7 of the Credit Agreement is hereby amended and restated in its entirety as follows: “4.7.7 Application Among Loans and Interest Rate Options. All prepayments required pursuant to Section 4.7.3 [Asset Sales and Recovery Events] through Section 4.7.6 [Excess Cash Flow] shall, so long as no Potential Default or Event of Default has occurred, be applied as follows: (i) first to the outstanding LIFO Loans, and thereafter, in the Administrative Agent’s discretion, (ii) to repay the deferred principal payment on the Term Loan, (iii) to all deferred interest payments on the Loans, (iv) to the fees then due and owing, (v) to the remaining outstanding principal installments of the Term Loan in the inverse order of maturity, (vi) to the remaining Loans and (vii) to the payment of any other Obligations then outstanding; - 14 - 131832.01464/109680341v.4 provided, however, that the Revolving Credit Commitments shall be reduced on a dollar for dollar basis (with such reductions allocated among the Revolving Credit Commitments of the various Lenders on a pro rata basis) in the amount of 100% of the Net Cash Proceeds applied to any amounts pursuant to clause (vi). In accordance with Section 4.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.” (v) Excess US Book Cash Balance. New Section 4.7.8 is hereby added to the Credit Agreement as follows: “4.7.8 Excess US Book Cash Balance. To the extent the Loan Parties maintain Ending US Book Cash Balance (as set forth in the Approved Budget) as of any Testing Date in excess of $11,000,000, the Borrower shall, no later than the third (3rd) Business Day thereafter, make a prepayment of the outstanding Loans under the LIFO Facility in an amount equal to such excess.” (w) Repatriation. New Section 4.7.9 is hereby added to the Credit Agreement as follows: “4.7.9 Repatriation. If the amount of cash on hand maintained by the Excluded Subsidiaries exceeds $9,500,000, in the aggregate, at any time, (a) each Loan Party, to the extent not in violation of applicable law and to the extent it would not result in material adverse tax consequences for the Borrower or its Subsidiaries, as determined by the Administrative Agent and Required Lenders in their reasonable discretion (the amount of any such excess, the “Permitted Excess Foreign Cash Amount”), shall cause the Excluded Subsidiaries to promptly make dividends, distributions or repayment of intercompany obligations, as applicable, from time to time, to the Loan Party to which such intercompany obligations are owed and/or their respective direct or indirect parent company that is a Loan Party equal to such Permitted Excess Foreign Cash Amount and (b) each applicable Loan Party shall deposit such Permitted Excess Foreign Cash Amount distributed or paid to such Loan Party in a bank account of such Loan Party located in the U.S. that is subject to the control of the Administrative Agent.” (x) Flood Insurance. New Section 5.1.17 is hereby added to the Credit Agreement as follows: “5.1.17 Flood Insurance. All real property owned by the Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide - 15 - 131832.01464/109680341v.4 adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a Mortgage in favor of the Administrative Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.” (y) Certificate of Beneficial Ownership. New Section 5.1.18 is hereby added to the Credit Agreement as follows: “5.1.18 Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and Lenders for each Loan Party on or prior to the Second Amendment Effective Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Loan Parties acknowledge and agree that the Certificate of Beneficial Ownership is one of the Loan Documents.” (z) Each Loan or Letter of Credit. Section 6.2 of the Credit Agreement is hereby amended by deleting the “and” immediately preceding “(vi)” and adding the following new clause (vii) at the end thereof: “and (vii) the Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.” (aa) Visitation Rights. The last sentence of Section 7.1.5 of the Credit Agreement is hereby amended and restated in its entirety as follows: “Notwithstanding the foregoing, such Collateral audits and/or field examinations shall, at the Administrative Agent’s discretion or as directed by the Required Lenders, be conducted no more than one (1) time per fiscal quarter, unless an Event of Default has occurred and is continuing (in which case, such frequency limitation shall no longer apply).” - 16 - 131832.01464/109680341v.4

(bb) Government Receivables. New Section 7.1.13 is hereby added to the Credit Agreement as follows: “7.1.13 Government Receivables. Each Loan Party shall promptly deliver to the Administrative Agent executed assignment agreements (“Assignment Agreements”), together with forms of notice of assignment (“Notices of Assignment”), in respect of each of its government contracts that are not subject to an anti- assignment provision (“Government Contracts”) to the extent necessary to protect the Administrative Agent’s security interest and rights and remedies in and with respect to such Government Contracts under the Federal Assignment of Claims Act and the Uniform Commercial Code and all other applicable state or local statutes or ordinances and promptly deliver to the Administrative Agent, appropriately endorsed, any instrument or tangible chattel paper connected with any receivable arising out of any such Government Contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them; provided that such Assignment Agreements and Notices of Assignment shall not be delivered to the contracting officers on such Government Contracts unless and until (i) the Federal Sale Transaction Milestones set forth in Schedule 2 to the Second Amendment shall not be met (subject to any extensions or modifications to such Federal Sale Transaction Milestones in the sole discretion of the Administrative Agent) or (ii) such earlier time as the Administrative Agent and the Required Lenders shall determine in their sole and absolute discretion following the occurrence of a Potential Default or an Event of Default. At the time of delivery of any such Assignment Agreements and Notices of Assignment, the applicable Loan Party shall also deliver to the Administrative Agent contact information for the contracting officers on each such Government Contract and such other information requested by the Administrative Agent that is required to be delivered for any contract between the Borrower or any Guarantor and the United States, any state or any department, agency or instrumentality of any of them in order for Borrower or such Guarantor to assign its right to payment of receivables thereunder to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.” (cc) Lender Calls. New Section 7.1.14 is hereby added to the Credit Agreement as follows: “7.1.14 Lender Calls. Upon the request of the Administrative Agent, the Borrower and its advisors (including financial advisors, investment bankers and attorneys, as applicable) - 17 - 131832.01464/109680341v.4 shall participate in periodic telephone calls or meetings with the Administrative Agent and Lenders, such telephone calls and/or meetings to be no less frequent than once in any seven (7) day period and to include an update on the sale or marketing process, and shall provide the Administrative Agent and Lenders with such non- privileged information as the Administrative Agent may reasonably request.” (dd) Budget Compliance. New Section 7.1.15 is hereby added to the Credit Agreement as follows: “7.1.15 Budget Compliance. As measured as of Friday of each calendar week occurring after the Second Amendment Effective Date beginning with July 13, 2018 (each such Friday, the “Testing Date”) (a) for the two (2) calendar week period ending on such Testing Date (the “Two Week Testing Period”) in the case of clause (i) below and (b) for the immediately preceding three (3) calendar week period ending on such Testing Date in the case of clauses (ii)-(iv) below (the “Three Week Testing Period”; together with the Two Week Testing Period, the “Testing Periods”): (i) the aggregate Payroll & Benefits (excluding self-insured medical and union medical) disbursements for the US Segment made by the Loan Parties during the applicable Two Week Testing Period must be no greater than one hundred ten percent (110%) of the aggregate amount of the projected Payroll & Benefits (excluding self-insured medical and union medical) disbursements for the US Segment for the applicable Two Week Testing Period as set forth in the Approved Budget, (ii) the aggregate Trade Accounts Payable disbursements (including self-insured medical and union medical) for the US Segment made by the Loan Parties during the applicable Three Week Testing Period must be no greater than one hundred fifteen percent (115%) of the aggregate amount of the projected Trade Accounts Payable (including self-insured medical and union medical) disbursements for the US Segment for the applicable Three Week Testing Period as set forth in the Approved Budget, (iii) the aggregate Total Non-Operating Disbursements (excluding Excess Lender Advisor Fees) for the US Segment made by the Loan Parties during the applicable Three Week Testing Period must be no greater than one hundred fifteen percent (115%) of the aggregate amount of the projected Total Non-Operating Disbursements for the US Segment for the applicable Three Week Testing Period as set forth in the Approved Budget and (iv) commencing with the week ending July 20, 2018, the Loan Parties’ U.S. Net Cash Flows for the US Segment (excluding Excess Lender Advisor Fees), on a cumulative basis, must equal or exceed the amount provided for in the Approved Budget as of the end of the applicable Three Week Testing Period.” - 18 - 131832.01464/109680341v.4

(ee) Flood Insurance. New Section 7.1.16 is hereby added to the Credit Agreement as follows: “7.1.16 Flood Insurance. Each Loan Party shall take all actions required under the Flood Laws and/or requested by Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Administrative Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.” (ff) Certificate of Beneficial Ownership and Other Additional Information. New Section 7.1.17 is hereby added to the Credit Agreement as follows: “7.1.17 Certificate of Beneficial Ownership and Other Additional Information. Provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.” (gg) Minimum Consolidated EBITDA. Section 7.2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows: “7.2.15 Minimum Consolidated EBITDA. Minimum Consolidated EBITDA. Commencing with the fiscal month ending June 30, 2018, and for each fiscal month thereafter, the Loan Parties shall not permit Consolidated EBITDA for the three (3) fiscal months then ending to be less than (i) <$3,000,000> for the fiscal months ending June 30, 2018, July 31, 2018 and August 30, 2018, and (ii) <$3,500,000> for the fiscal months ending September 30, 2018 and thereafter, calculated as of the end of each fiscal month.” - 19 - 131832.01464/109680341v.4

(hh) Maximum Capital Expenditures. Section 7.2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows: “7.2.16 Maximum Capital Expenditures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Loan Parties and their Subsidiaries in excess of the amount set forth in the Approved Budget.” (ii) SAP Implementation Related Expenses. New Section 7.2.18 is hereby added to the Credit Agreement as follows: “7.2.18 SAP Implementation Related Expenses. Each of the Loan Parties shall not, and shall not permit any Subsidiary to, incur expenses (other than non-cash expenses in connection with deferred costs in an aggregate amount up to $3,500,000 amortized monthly in the amount of $100,000 per month), or acquire obligations (other than obligations directly related to the subscription and hosting agreements between the Borrower and SAP), in respect of any SAP Implementation Related Expenses.” (jj) No Asset Transfers. New Section 7.2.18 is hereby added to the Credit Agreement as follows: “7.2.18 No Asset Transfers. No Loan Party shall be permitted to transfer any assets (other than inventory pursuant to sales in the ordinary course of business) to any Excluded Subsidiary unless such transfer is accounted for as a specific line item in the Approved Budget.” (kk) Weekly Budget. Section 7.3.5(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows: “(ii) Weekly Budget. Weekly, no later than Tuesday (or, if such Tuesday is not a Business Day, the immediately succeeding Business Day) of each week beginning with the week of July 2, 2018, (a) an updated Budget for the succeeding twenty-six-week period and (b) a reconciliation of actual performance of the Loan Parties and their Subsidiaries for the immediately prior week versus their projected performance in the Approved Budget for such week, provided that management and the Borrower’s Financial Advisor will concurrently provide written explanation for any variance in excess of the variance to the budgeted amounts set forth in the Approved Budget as permitted pursuant to 7.1.15.” - 20 - 131832.01464/109680341v.4

(ll) Updated Budget. New Section 7.3.5(iii) is hereby added to the Credit Agreement as follows: “(iii) Updated Budget. On July 24, 2018 and on the Tuesday of every four (4) weeks recurring thereafter until the LIFO Expiration Date, and upon the consummation of the Federal Sale Transaction, an updated Budget (each such updated budget, an “Updated Budget”) for the immediately succeeding twenty-six week period, which shall be in substantially the same form as the Initial Second Amendment Budget. Such Updated Budget shall become the Approved Budget upon review by the Lenders’ financial advisor and written notice of approval thereof by the Administrative Agent and the Required Lenders in their sole and absolute discretion following a reasonable opportunity (not to exceed five (5) Business Days) to review and comment thereon; provided, however, that with respect to the Updated Budgets delivered upon and following the earlier of (x) the consummation of the Federal Sale Transaction and (y) August 31, 2018, such Updated Budgets shall become the Approved Budget upon approval thereof by the Administrative Agent and Lenders holding not less than sixty-six and two-thirds percent (662/3%) of the Commitments; provided, further, that if the Administrative Agent does not deliver notice of acceptance of an Updated Budget to the Borrower within such five (5) Business Day review period, the most recent Approved Budget shall continue as the Approved Budget until the day immediately following the delivery of an Updated Budget in form and substance acceptable to the Administrative Agent and the Required Lenders.” (mm) Variance Reports. New Section 7.3.5(iv) is hereby added to the Credit Agreement as follows: “(iv) Variance Reports. On the Tuesday (or, if such Tuesday is not a Business Day, the immediately succeeding Business Day) immediately following each Testing Date a report setting forth the information in clauses (i)-(iv) of Section 7.1.15 [Budget Compliance], including the amount of any variance, for each applicable Testing Period.” (nn) Breach of Negative Covenants, Visitation Rights, Anti-Terrorism Laws or Financial Advisor Requirement. Section 8.1.4 of the Credit Agreement is hereby amended and restated in its entirety a follows: “8.1.4 Breach of Negative Covenants, Visitation Rights, Anti-Terrorism Laws or Financial Advisor Requirement. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.5 [Visitation Rights], Section 7.1.9 [Anti-Terrorism Laws; International Trade - 21 - 131832.01464/109680341v.4

Law Compliance], Section 7.1.12 [Financial Advisor], Section 7.2 [Negative Covenants] or Section 7.3 [Reporting Requirements].” (oo) Increase of Commitments. Section 10.1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows: “10.1.1 Increase of Commitments. Increase the amount of the Revolving Credit Commitment or the LIFO Loan Commitment of any Lender hereunder without the consent of such Lender;” (pp) Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Section 10.1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows: “10.1.2 Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date, the LIFO Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee, the LIFO Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the Commitment Fee, the LIFO Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;” (qq) Payments. Section 10.3.5 of the Credit Agreement is hereby amended and restated in its entirety as follows: “10.3.5 Payments. All amounts due under this Section shall be payable upon demand therefor.” (rr) Commitments of Lenders. Schedule 1.1(B) to the Credit Agreement is hereby replaced with Schedule 1.1(B) attached hereto as Annex 2. (ss) Real Property. The Credit Agreement is hereby amended and modified by inserting a new Schedule 1.1(R) to the Credit Agreement containing the information set forth on Schedule 1.1(R) attached hereto as Annex 3. (tt) Subsidiaries. Schedule 5.1.2 to the Credit Agreement is hereby replaced with Schedule 5.1.2 attached hereto as Annex 4 (uu) LIFO Note. The Credit Agreement is hereby amended and modified by inserting a new Exhibit 1.1(N)(4)to the Credit Agreement in the form of Exhibit 1.1(N)(4) attached hereto as Annex 5. - 22 - 131832.01464/109680341v.4

(vv) LIFO Loan Request. The Credit Agreement is hereby amended and modified by inserting a new Exhibit 2.5.3 to the Credit Agreement in the form of Exhibit 2.5.3 attached hereto as Annex 6. 4. No Revolving Credit Loans. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, no further Revolving Credit Loans shall be requested by Borrower nor shall any Revolving Credit Loans be made by the Lenders, unless otherwise consented to by all Lenders (other than Defaulting Lenders) in their sole and absolute discretion. 5. Maximum Leverage Ratio and Minimum Fixed Charge Coverage Ratio. From and after the Effective Date, notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, testing of the financial covenants set forth in Sections 7.2.13 [Maximum Leverage Ratio] and 7.2.14 [Minimum Fixed Charge Coverage Ratio] shall be suspended through the LIFO Expiration Date and, accordingly, the Loan Parties’ failure to comply with such sections during such period shall not result in a Potential Default or an Event of Default. 6. Deferment of Principal and Interest; Base Rate Option. From and after the Effective Date, notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, (a) the Term Loan principal and interest payments and the Revolving Credit Loan interest payments (for the avoidance of doubt, other than interest due on the LIFO Loans) due (i) prior to the closing of the Federal Sale Transaction shall be deferred and shall instead be due and payable on the earlier of the closing of the Federal Sale Transaction and the LIFO Expiration Date and (ii) to the extent applicable, after the closing of the Federal Sale Transaction shall be deferred and shall instead be due and payable on the LIFO Expiration Date (collectively, “Deferred Principal and Interest Payments”) and (b) all Loans (other than the LIFO Loans) shall bear interest at the per annum rate equal to, and in accordance with, the Base Rate Option. 7. Amendments to Security Agreement. (a) As of the Effective Date, Section 4(k) of the Security Agreement is hereby amended by replacing each phrase “One Million and 00/100 Dollars ($1,000,000.00)” occurring therein with the following phrase: “Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00)”. (b) As of the Effective Date, the Security Agreement is hereby amended by deleting Exhibits (A), (B) and (C) to the Security Agreement in their entirety and replacing such exhibits, respectively, with Exhibits (A), (B) and (C) attached hereto as Annex 7. 8. Fees. In consideration for the Administrative Agent and Lenders entering into this Amendment: (a) Amendment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender that consents to this Amendment on or before 5:00 p.m. Eastern time on the date hereof, the fees set forth in the Second Amendment Lender Fee Letter. (b) Arrangement Fee. The Borrower shall pay to the Administrative Agent, for its own account, the arrangement fee set forth in the Second Amendment Agent Fee Letter. - 23 - 131832.01464/109680341v.4

9. Effectiveness. This Amendment shall become effective on the date that the Administrative Agent has determined that it has received each of the following, in each case in form and substance satisfactory to the Administrative Agent (the date of such effectiveness, the “Effective Date”): (a) this Amendment, duly executed by the Borrower, the Guarantors party hereto, the Lenders party hereto and the Administrative Agent; (b) the Second Amendment Fee Letters executed by the Borrower and Administrative Agent; (c) a separate Note substantially in the form of Exhibit 1.1(N)(4) executed by the Borrower in favor of each Lender in an amount equal to such Lender’s LIFO Loan Commitment; (d) a supplement to the Patent, Trademark and Copyright Security Agreement signed by each applicable Loan Party in respect of any Copyrights, Patents or Trademarks for which an assignment in favor of the Administrative Agent has not previously been recorded with the United States Copyright Office or the United States Patent and Trademark Offices, as applicable; (e) executed Assignment Agreements and Notices of Assignment in respect of each of the Loan Parties’ Government Contracts in effect on the Second Amendment Effective Date and contact information for the contracting officers on each such Government Contract and such other information required to be delivered for any contract between the Borrower or any Guarantor and the United States, any state or any department, agency or instrumentality of any of them in order for Borrower or such Guarantor to assign its right to payment of receivables thereunder to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub- Section 15 et seq.); provided, that such Assignment Agreements and Notices of Assignment will not be delivered except as provided under Section 7.1.13 of the Amended Credit Agreement; provided, further, that if such Assignment Agreements and Notices of Assignment are not able to be delivered on or prior to the time that all other conditions precedent are satisfied, the Borrower shall have up to two (2) weeks (subject to extension in the Administrative Agent’s sole discretion) after the Effective Date to deliver such Assignment Agreements and Notices of Assignment; (f) a written confirmation that no Loan Party has any commercial tort claims; (g) control agreements between the Administrative Agent and each applicable financial institution in form and substance satisfactory to - 24 - 131832.01464/109680341v.4 the Administrative Agent with respect to each deposit and other bank account (other than payroll, trust and other fiduciary accounts) of Borrower and each Guarantor listed on Schedule 3 hereto, which schedule reflects all such accounts of each such Borrower and Guarantor and the Borrower shall promptly notify the Administrative Agent of any changes to such schedule after the date hereof; provided, that if such control agreements are not able to be delivered on or prior to the time that all other conditions precedent are satisfied, the Borrower shall have up to two (2) weeks (subject to extension in the Administrative Agent’s sole discretion) after the Effective Date to deliver such control agreements; (h) a certificate dated as of the Effective Date and signed by the Secretary or an Assistant Secretary or other Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (i) true copies of all corporate or other organizational action taken by each Loan Party relative to this Amendment and any other Loan Documents to be executed and delivered by such Loan Party in connection hereto; (ii) the names of the Authorized Officers authorized to sign the Amendment and such other Loan Documents and their true signatures; and (iii) copies of its organizational documents as in effect on the Effective Date certified (to the extent applicable) by the appropriate state official where such documents are filed in a state office (or in the alternative if applicable, certifying that such organizational documents have not been amended since the First Amendment closing date) (to the extent delivered to the Lenders as of such date together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized); (i) the Initial Second Amendment Budget; (j) a certificate of the Borrower signed by an Authorized Officer, dated the Effective Date stating that (i) all representations and warranties of the Loan Parties set forth in the Amended Credit Agreement are true and correct in all material respects, (ii) after giving effect to the Second Amendment, the Loan Parties are in compliance with each of the covenants and conditions thereunder in all material respects, (iii) after giving effect to the Second Amendment (including the waiver of the Known Defaults), no Event of Default or Potential Default exists, and (iv) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent; (k) the monthly financial statements required to be delivered pursuant to Section 7.3.1.1 of the Credit Agreement for the month ending April 30, 2018; - 25 - 131832.01464/109680341v.4

(l) written opinions of counsel for the Loan Parties, dated the Effective Date and in form and substance satisfactory to the Administrative Agent; (m) a completed Certificate of Beneficial Ownership and, to the extent requested by any Lender, a certificate of beneficial ownership in form and substance acceptable to such Lender; (n) payment of all fees and expenses owed to the Administrative Agent and its counsel and consultants and the Lenders in connection with this Amendment and the Amended Credit Agreement; and (o) such other documents as may be reasonably requested by the Administrative Agent or its counsel. 10. Conditions Subsequent. The Loan Parties hereby agree to deliver or take the actions described on Schedule 2 hereto, within the applicable time periods set forth therein (which periods may be extended by the Administrative Agent in its sole discretion). The failure by the applicable Loan Parties to so deliver or perform or cause to be delivered or performed such actions set forth in Schedule 2 as and when required by the terms thereof shall constitute an Event of Default. 11. Representations and Warranties. (a) Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Amendment, (ii) the officers of such Loan Party executing this Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and all documents executed or to be executed herewith or therewith, do not violate or conflict with the organizational agreements of such Loan Party or any Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this Amendment and the documents executed or to be executed by such Loan Party in connection herewith constitute valid and binding obligations of such Loan Party, enforceable in accordance with their respective terms, except to the extent enforceability of any such document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance. (b) The Loan Parties hereby represent and warrant that as of the Effective Date, after giving effect to the amendments set forth in this Amendment, (i) after giving effect to this Amendment (including the waiver of Known Defaults), no Event of Default or Potential Default has occurred under the Amended Credit Agreement and is continuing and (ii) the representations and warranties of the Borrower and each other Loan Party contained in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Effective Date (except representations and warranties which expressly relate solely to an earlier date or time, which - 26 - 131832.01464/109680341v.4 representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the specific dates or times referred to therein). (c) Schedule 1.1(R) attached hereto as Annex 3 sets forth a correct and complete list as of the date hereof of the location, by state and street address, of all Mortgaged Real Property, identifying which properties are owned and which are leased, by which Loan Party, together with the names and addresses of any landlords. 12. Confirmation of Indebtedness. The Borrower confirms and acknowledges that as of the close of business on June 28, 2018, the Borrower was indebted to the Administrative Agent and Lenders for the Loans and Letter of Credit Obligations under the Credit Agreement without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $110,000,000.00 due on account of Revolving Credit Loans, $45,722,081.19 due on account of the Term Loan and $9,825,000.00 on account of Letter of Credit Obligations, plus all fees, costs and expenses incurred to date in connection with the Credit Agreement and the other Loan Documents. 13. Fees and Expenses. The Borrower acknowledges and agrees that the Borrower is liable for all invoiced out-of-pocket costs and expenses (including attorneys’ fees and financial advisor and consultant fees) incurred by or on behalf of the Administrative Agent in connection with the documentation, preparation, negotiation and administration of this Amendment and the Loan Documents, and any amendment, modification or supplement to the Credit Agreement or to the other Loan Documents. 14. UCC Waivers. Each Loan Party waives and renounces all rights which are waivable under Article 9 of the Uniform Commercial Code as such rights relate to Borrower’s and/or Guarantors’ relationship with Administrative Agent and/or Lenders, whether such rights are waivable before or after default, including, without limitation, those rights with respect to compulsory disposition of collateral (U.C.C. §§9-610, 9-615 and 9-620), any right of redemption under U.C.C. §9-623, and any right to notice relating to disposition of collateral under U.C.C. §9- 611. 15. Effect of Amendment. This Amendment shall not constitute a novation of the Credit Agreement or any of the Loan Documents. Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agents under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as modified by this Amendment, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its Obligations, including obligations (whether direct, as a guarantor or otherwise), liabilities and indebtedness, under the Loan Documents to which it is party and its grant and the validity of the Liens granted by it in the Collateral under the applicable Loan Documents, and all financing statements and all other recordings and filings previously made, recorded or filed are intended to and do secure all of its Obligations and perfect - 27 - 131832.01464/109680341v.4 all Liens granted by it in the Collateral, in each case to the extent provided in such Loan Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement, and from and after the Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all Obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement. 16. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment. 17. Governing Law: Submission to Jurisdiction: Waiver of Venue; Service of Process; Waiver of Jury Trial. The provisions set forth in Section 10.11 of the Amended Credit Agreement are hereby incorporated mutatis mutandis with all references to the “Agreement” therein being deemed references to this Amendment. 18. General Release; Indemnity. (a) In consideration of, among other things, Administrative Agent’s and the Lenders’ execution and delivery of this Amendment, the Borrower and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, predecessors, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by Law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), liabilities, actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, losses, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Administrative Agent and the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, equity holders, members, partners, Subsidiaries, Affiliates, parents, professionals, accountants, investment bankers, consultants and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement or any other Loan Document or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Administrative Agent and the Lenders, on the other hand, relating to - 28 - 131832.01464/109680341v.4 any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrower or any other Loan Party of any Loans or other financial accommodations made by the Administrative Agent or any Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the Effective Date. In entering into this Agreement, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 18 shall survive the termination of this Amendment, the Amended Credit Agreement, the other Loan Documents and Payment In Full. (b) The Borrower and each other Loan Party hereby agrees that the Releasees shall each be an Indemnitee and entitled to the benefits of Section 10.3.2 of the Amended Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed and/or delivered in connection therewith. (c) The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 18(a) hereof. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and each other Loan Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. (d) It is the intention of the Borrower and each other Loan Party in providing the release above that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California (or any comparable provision of any other applicable Law), which provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.” Borrower and each other Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Borrower and each other Loan Party - 29 - 131832.01464/109680341v.4 understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. [INTENTIONALLY LEFT BLANK] - 30 - 131832.01464/109680341v.4

Schedule 1 Known Defaults (i) the Loan Parties’ failure to comply with Section 4.7.3 of the Credit Agreement as a result of (a) the delay in prepaying the Obligations with the $521,073.51 of Net Cash Proceeds paid on May 15, 2018 and (b) the delay in prepaying the Obligations with $1,394.00 of Net Cash Proceeds paid on June 22, 2018 (ii) the Loan Parties’ failure to comply with Section 7.2.15 of the Credit Agreement for the fiscal quarter ended March 31, 2018 (iii) the Loan Parties’ failure to comply with Section 7.3.1.1 of the Credit Agreement for the fiscal months ended March 31, 2018 and April 30, 2018 (iv) the Borrower’s failure to comply with 7.3.2 of the Credit Agreement as a result of certified audited financial statements for the fiscal year ending March 31, 2018 being delivered later than the 90th day following March 31, 2018 and including a going concern qualification (v) the Loan Parties’ failure to comply with Sections 4(a), 4(c), 4(d), and 4(j) of the Security Agreement as a result of the Loan Parties failure to (a) comply with the notice requirements in Section 4(j) of the Security Agreement as it relates to changes to the information listed in Exhibit A to the Security Agreement and (b) obtain the Administrative Agent’s prior written consent to changes to (y) the principal place of business or chief executive office locations of certain of the Loan Parties listed in Exhibit A to the Security Agreement and (z) the location of Equipment and Inventory from those listed in Exhibit B to the Security Agreement 131832.01464/109680341v.4

Schedule 2 Conditions Subsequent (a) Mortgages. With respect to Mortgaged Real Property, to the extent not attainable by the Effective Date, (a) within thirty (30) days following the Effective Date (subject to extensions thereof agreed to by the Administrative Agent in its sole discretion), (i) a mortgage or deed of trust or leasehold mortgage or leasehold deed of trust, as applicable, in form and substance satisfactory to the Administrative Agent1, (ii) a lender’s title insurance policy from a title company, on terms and for an amount, satisfactory to the Administrative Agent insuring the lien of such mortgages and deeds of trust as a first lien on such real property and (iii) if such real property is located in an area designated as a flood hazard area by any governmental agency, a policy of flood insurance in an amount equal to the value of such real property to be insured or the maximum amount available under the federal flood insurance program, whichever is less and (b) within sixty (60) days following the Effective Date (subject to extensions thereof agreed to by the Administrative Agent in its sole discretion), (i) with respect to owned real property to be subject to a mortgage or deed of trust, an appraisal of the current value thereof, (ii) surveys with respect to real property sufficient to obtain title insurance policies subject to no survey exception and (iii) if requested by the Administrative Agent with respect to real property to be subject to a mortgage or deed of trust, satisfactory diligence of environmental matters, including but not limited to Phase I environmental assessments. Notwithstanding anything to the contrary contained in this Amendment, the Amended Credit Agreement or the other Loan Documents, the Administrative Agent shall not enter into any mortgage or deed of trust in respect of any real property until (1) the date that occurs forty five (45) days (or such earlier date agreed to by the Lenders in their sole discretion) after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower (or applicable Loan Party) that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower (or applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the Borrower (or applicable Loan Party) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from the Lenders that the flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed). (b) Lien Waiver Agreements. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, the Loan Parties shall use 1 With respect to the Mortgaged Real Property located in Lawrence, PA, the Mortgage will encumber all of the real property owned by the relevant Loan Party (including the real property that is subject to an Agreement of Purchase and Sale dated as of May 21, 2018, by and between the relevant Loan Party and Armand C. Dellovade); provided that the Administrative Agent agrees, so long as (i) there is no existing or continuing Event of Default and (ii) the net proceeds of such sale are delivered to the Administrative Agent for application to the Obligations, to release the real property being sold at the closing of the sale thereof. 131832.01464/109680341v.4 commercially reasonable efforts, as determined by the Administrative Agent in its reasonable discretion, to cause each bailee having possession of any of the Collateral valued in excess of $250,000 or any landlord of leased real property locations where Collateral valued in excess of $250,000 is located to provide to the Administrative Agent a written acknowledgment of the Lenders’ security interest in such Collateral, in form and substance satisfactory to the Administrative Agent, on the Amendment Effective Date, and in any event, no later than thirty (30) days thereafter (subject to extensions thereof agreed to by the Administrative Agent in its sole discretion). (c) Federal Sale Transaction Milestones. (i) Purchase Agreement. On or before July 31, 2018 (subject to extensions thereof agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent an executed purchase agreement (the “Purchase Agreement”) for the Federal Sale Transaction, in form and substance satisfactory to the Administrative Agent and the Required Lenders, which will also be publicly filed by the Borrower on Form 8-K. The Borrower shall also at such time provide an estimate of the sources and uses of funds corresponding to the Federal Sale Transaction and the anticipated Net Cash Proceeds available to pay down the Obligations. After the execution of the Purchase Agreement and prior to the closing of the Federal Sale Transaction, the Borrower shall keep the Administrative Agent apprised on a timely basis regarding the satisfaction or waiver of all closing conditions. (ii) Sale Transaction. On or before August 31, 2018 (subject to extensions thereof agreed to by the Administrative Agent in its sole discretion), the Borrower shall consummate the Federal Sale Transaction and immediately deliver all then available Net Cash Proceeds of the Federal Sale Transaction including a final schedule of sources and uses of funds to the Administrative Agent for application to the Obligations. (d) Reporting. Within twenty (20) days of the Second Amendment Effective Date, the Borrower shall (i) file with the SEC its annual report on Form 10-K containing the certified audited financial statements of the Loan Parties for the fiscal year ending March 31, 2018 and (ii) and deliver to the Administrative Agent such certified audited financial statements required under Section 7.3.2 [Annual Financial Statements] of the Credit Agreement. 131832.01464/109680341v.4

Schedule 3

Deposit Accounts

Depository	Address and Contact of Depository	Grantor	Account Number	Type of Account
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	ACS Dataline LP	1077655499	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	ACS Dataline LP	1077740861	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	ACS Dataline of the Northwest, Inc.	1077741039	Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Corporation	1029144803	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management	Black Box Corporation	1077740781	Disbursing

131832.01464/109680341v.4

	PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com			
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Corporation	1077740773	Standalone for ACH
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Corporation of Pennsylvania	1077655624	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Corporation of Pennsylvania	1077696573	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Corporation of Pennsylvania	1077740829	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management	Black Box Corporation of Pennsylvania	1077740802	Disbursing/ Payroll

131832.01464/109680341v.4

	PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com			
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Services Company	1077693401	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Services Company	1077741004	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Services Company	1077741012	Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Black Box Services Company	1069900028	Standalone for ACH

131832.01464/109680341v.4

Capital One[2]	Christopher Taylor Vice President Business Banking 265 Broad Hollow Road 2nd Floor Melville, NY 11747 631-531-2864 Christopher.G.Taylor@CapitalOne.com	CBS Technologies	00006624027154	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Delaney Telecom, Inc.	1077655544	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Delaney Telecom, Inc.	1077740853	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Delaney Telecom, Inc.	1077740845	Standalone for ACH
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Innerwireless, Inc.	1077655595	Lockbox

[2] Note: The Company is in the process of closing this account.

131832.01464/109680341v.4

PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Innerwireless, Inc.	1077740909	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Midwest Communications Technologies Inc.	1077655608	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Midwest Communications Technologies, Inc.	1077740837	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Mutual Telecom Services, Inc.	1077655616	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Mutual Telecom Services, Inc.	1077740917	Disbursing/ Payroll

131832.01464/109680341v.4

PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	NextiraOne Federal LLC	1077740896	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	NextiraOne Federal LLC	1077742357	Standalone for ACH
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	NextiraOne Federal, LLC	1077655587	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	NextiraOne LLC	1077740925	Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	NextiraOne, LLC	1077655528	Lockbox

131832.01464/109680341v.4

Wells Fargo[3]	Cindy Goplen Vice President MN 9305-187 18th Floor 90 So. 7th Street Minneapolis, MN 55402 612-316-4197 Cynthia.s.goplen@wellsfargo.com	Norstan Communications Inc.	9600063855	Disbursing
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Norstan Communications, Inc.	1077655536	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Norstan Communications, Inc.	1077740968	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Norstan Communications, Inc.	1077742373	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Norstan Communications, Inc.	1077740941	Standalone for ACH

[3] Note: The Company is in the process of closing this account.

131832.01464/109680341v.4

PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Norstan Communications, Inc.	1077742365	Standalone for ACH
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Nu-Vision Technologies LLC	1077740888	Disbursing/ Payroll
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Nu-Vision Technologies, Inc	1077655552	Lockbox
PNC	John Puhatch, CTP Senior Vice President Treasury Management PNC Bank Mailstop PT-PTWR-08-2 300 Fifth Avenue Pittsburgh, PA 15222 412-762-4792 (office) 412-762-6264 (fax) john.puhatch@pnc.com	Scottel Voice & Data, Inc.	1077655501	Lockbox

131832.01464/109680341v.4

Annex 1 Initial Second Amendment Budget (see attached) 131832.01464/109680341v.4

Annex 2 Schedule 1.1(B) to the Credit Agreement (see attached) Schedule 1.1(B) 1 131832.01464/109680341v.4

SCHEDULE 1.1(B) COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES Part 1 - Commitments of Lenders and Addresses for Notices to Lenders Amount of Commitment for Amount of Amount of Revolving Credit Commitment for Commitment for Loans Term Loans4 LIFO Loans Lender Ratable Share Name: PNC Bank, National Association Address: 101 W. Washington Street 5th Floor, East Tower (Locator I1-Y013-05-3) Indianapolis, IN 46255 Attention: Christopher B. Gribble Telephone: 317-267-7874 Telecopy: 317-267-7088 $30,000,000.00 $11,430,520.32 $ 2,500,000.00 25.000000000% Name: Bank of America, N.A. Address: Mail Code: TX1-492-14-06 901 Main Street Dallas, TX 75202-3714 $24,000,000.00 $9,144,416.24 $2,000,000.00 20.000000000% Attention: Anna Keller Telephone: 214-209-1229 Telecopy: 904-312-6401 4 Amounts reflect outstanding amount as of the Second Amendment Effective Date Schedule 1.1(B) 1 131832.01464/109680341v.4

Name: U.S. Bank National Association Address: 425 Walnut Street 8th Floor Cincinnati, OH 45202 $15,000,000.00 $5,715,260.14 $1,250,000.00 12.500000000% Attention: Kenneth Fieler Telephone: 513-632-3210 Telecopy: 513-632-4894 Name: Wells Fargo Bank, National Association Address: One South Broad St., 8th Floor MAC Y1375-084 Philadelphia, PA 19107 $15,000,000.00 $5,715,260.14 $1,250,000.00 12.500000000% Attention: Jeanette A. Griffin Telephone: 267-321-7074 Telecopy: 267-321-7088 Schedule 1.1(B) 2 131832.01464/109680341v.4

Name: The Huntington National Bank Address: 222 N. LaSalle Dr. Chicago, IL 60606 Attention: Michael Kiss $15,000,000.00 $5,715,260.14 $1,250,000.00 12.500000000% Telephone: 312-762-2163 Telecopy: 877-860-4154 Name: KeyBank National Association Address: 127 Public Square OH-01-27-0355 Cleveland, OH 44114 $12,000,000.00 $4,572,208.12 $1,000,000.00 10.000000000% Attention: Don D. Mishler Telephone: 609-760-1250 Name: First Commonwealth Bank Address: 437 Grant Street, Suite 1600 Pittsburgh, PA 15219 Attention: Neil Corry-Roberts $9,000,000.00 $3,429,156.09 $750,000.00 7.500000000% Telephone: 412-690-2122 Telecopy: 412-690-2222 Total $120,000,000.00 $45,722,081.19 $10,000,000.00 100.00000000% Schedule 1.1(B) 3 131832.01464/109680341v.4

SCHEDULE 1.1(B) COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES Part 2 - Addresses for Notices to Borrower and Guarantors: ADMINISTRATIVE AGENT Name: PNC Bank, National Association Address: 101 W. Washington Street 5th Floor, East Tower (Locator I1-Y013-05-3) Indianapolis, IN 46255 Attention: Christopher B. Gribble Telephone: 317-267-7874 Telecopy: 317-267-7088 With a Copy To: Agency Services, PNC Bank, National Association Mail Stop: P7-PFSC-04-I Address: 500 First Avenue Pittsburgh, PA 15219 Attention: Agency Services Telephone: 412-762-6442 Telecopy: 412-762-8672 BORROWER AND/OR GUARANTORS: Name: Black Box Corporation Address: 1000 Park Drive Lawrence, Pennsylvania 15055 Attention: Chief Financial Officer Telephone: (724) 873-6795 Telecopy: (724) 873-6756 With a Copy (which shall not constitute required notice) To: Name: Black Box Corporation Address: 1000 Park Drive Lawrence, Pennsylvania 15055 Attention: General Counsel Telephone: (724) 873-6626 Telecopy: (724) 873-6756 Schedule 1.1(B) 4 131832.01464/109680341v.4

Annex 3 SCHEDULE 1.1(R) Mortgaged Real Property State Address Owned/Leased Loan Party North Carolina 1701 Lomond Street, Owned Midwest Winston-Salem Communications Technologies, Inc., an Ohio corporation Pennsylvania 1000 Park Drive, Owned Black Box Lawrence Corporation of Pennsylvania, a Delaware corporation Tennessee 1010 Haley Road, Owned Black Box Network Murfreesboro Services, Inc. – Government Solutions, a Tennessee corporation 131832.01464/109680341v.4

Annex 4

SCHEDULE 5.1.2

SUBSIDIARIES

Domestic Subsidiaries	Jurisdiction of Organization	Percent Owned	Type & Amount of Equity Interest
ACS Communications, Inc.	TX	100% - Black Box Corporation	100 shares of common stock
ACS Dataline, LP	TX	99% - ACS Investors, LLC (Limited Partner) 1% - ACS Communications, Inc. (General Partner)	Partnership Interests
ACS Dataline of the Northwest, Inc.	OR	100% - ACS Communications, Inc.	10,000 shares of common stock
ACS Investors, LLC	DE	100% - ACS Communications, Inc.	Membership Interests
BB Technologies, Inc.	DE	100% - Black Box Corporation of Pennsylvania	50 shares of common stock
BBOX Holdings Mexico LLC	DE	100% - Black Box International Holdings B.V.	Membership Interests
BBOX Holdings Puebla LLC	DE	100% - Black Box Corporation	Membership Interests
Black Box Corporation of Pennsylvania	DE	100% - Black Box Corporation	100 shares of common stock
Black Box Network Services, Inc. – Government Solutions	TN	100% - Black Box Corporation	75 shares of common stock

131832.01464/109680341v.4

Black Box Services Company	DE	100% - Black Box Corporation	1 share of common stock
Black Box Ventures Holding Company	DE	100% - Black Box Corporation	100 shares of common stock
CBS Technologies Corp.	NY	100% - Black Box Corporation	160 shares of common stock
Delaney Telecom, Inc.	PA	100% - Black Box Corporation	100 shares of common stock
InnerWireless, Inc.	DE	100% - Black Box Corporation	100 shares of common stock
Midwest Communications Technologies, Inc.	OH	100% - Black Box Corporation	100 shares of common stock
Mutual Telecom Services Inc.	DE	100% - NextiraOne Federal, LLC	457 shares of common stock
NextiraOne, LLC	DE	100% - Norstan Communications, Inc.	Membership Interests
NextiraOne Federal, LLC	DE	100% - Norstan Communications, Inc.	Membership Interests
NextiraOne New York, LLC	DE	100% - Norstan Communications, Inc.	Membership Interests
Norstan Communications, Inc.	MN	100% - Black Box Corporation	500 shares of common stock
Nu-Vision Technologies, LLC	NY	100% - Midwest Communications Technologies, Inc.	Membership Interests
Scottel Voice & Data, Inc.	CA	100% - Black Box Corporation	3,000 shares of common stock
Vibes Technologies, Inc.	MN	100% - Norstan Communications, Inc.	100 shares of common stock

Foreign Subsidiaries*	**Jurisdiction**

131832.01464/109680341v.4

Black Box Network Services Australia Pty Ltd Australia Black Box GmbH Austria Black Box Network Services NV Belgium Black Box do Brasil Industria e Comercio Ltda. Brazil Black Box Canada Corporation Canada Nostan Canada, Ltd./Norstan Canaa, Ltée Canada Black Box Holdings Ltd. Cayman Islands Black Box Chile S.A. Chile Black Box E-Commerce (Shanghai) Co., Ltd. China Black Box A/S Denmark Black Box Network Services (UK) Limited England Black Box Finland OY Finland Black Box France France Black Box Deuthschland GmbH Germany Black Box Network Services India Private Limited India Black Box Network Services (Dublin) Limited Ireland Black Box Software Development Services Limited Ireland Black Box Network Services S.r.l. Italy Black Box Network Services Co., Ltd. Japan Black Box Network Services Korea Limited Korea Black Box Network Services SDN. BHD. Malaysia Black Box de Mexico, S. de R.L. de C.V. Mexico Black Box International B.V. Netherlands Black Box International Holdings B.V. Netherlands Black Box Network Services New Zealand Limited New Zealand Black Box Norge AS Norway Black Box P.R. Corp. Puerto Rico Black Box Network Services Singapore Pte Ltd Singapore Black Box Comunicaciones, S.A. Spain 131832.01464/109680341v.4

Black Box Network Services AB Sweden Black Box Network Services AG Switzerland Black Box Network Services Corporation Taiwan *Each of the Foreign Subsidiaries is directly or indirectly owned 100% by one or more Loan Parties. 131832.01464/109680341v.4

Annex 5 Exhibit 1.1(N)(4) to Credit Agreement Form of LIFO Note (see attached) 131832.01464/109680341v.4

EXHIBIT 1.1(N)(4) FORM OF LIFO NOTE $__________ Pittsburgh, Pennsylvania __________, 20__ FOR VALUE RECEIVED, the undersigned, Black Box Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to __________ (“Holder”) and its registered assigns, the lesser of (i) the principal sum of __________ and ___/100 Dollars ($__________) or (ii) the aggregate unpaid principal balance of all LIFO Loans made by Holder to the Borrower pursuant to Section 2.1.4 [LIFO Loan Commitment] of that certain Credit Agreement, dated May 9, 2016 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors (as defined the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), payable on the LIFO Expiration Date or as otherwise provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement. The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified pursuant to Section 3.1.4 [LIFO Loan Interest Rate] of, or as otherwise provided in, the Credit Agreement. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default has been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent, the Borrower shall pay interest on the entire principal amount of the then outstanding LIFO Loans evidenced by this LIFO Note (this “LIFO Note”) at a rate per annum specified by Section 3.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered. Subject to the provisions of the Credit Agreement, interest on this LIFO Note will be payable on the dates set forth in Section 4.5 [Interest Payment Dates] of the Credit Agreement and on the LIFO Expiration Date. Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action. Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Office, in lawful money of the United States of America. 131832.01464/109680341v.4

This LIFO Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions and/or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this LIFO Note. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS LIFO NOTE AND MAKE THE LIFO LOANS. This LIFO Note shall bind the Borrower and its respective successors and assigns, and the benefits hereof shall inure to the benefit of Holder and the Administrative Agent and their respective successors and assigns. This LIFO Note may be enforced by Holder or its respective successors or assigns. All references herein to the “Borrower,” “Holder,” the “Administrative Agent,” and the “Lenders” shall be deemed to apply to the Borrower, Holder, the Administrative Agent, and the Lenders, respectively, and their respective successors and assigns. This LIFO Note shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles. Holder may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this LIFO Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release Holder from its obligations under any of the Loan Documents. Delivery of an executed counterpart of a signature page of this LIFO Note by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this LIFO Note. [INTENTIONALLY LEFT BLANK] - 12 - 131832.01464/109680341v.4

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, by their officers thereunto duly authorized, executed this LIFO Note as of the day and year first above written as a document under seal. BORROWER: BLACK BOX CORPORATION, a Delaware corporation By: (SEAL) Name: Title: - 13 - 131832.01464/109680341v.4

Annex 6 Exhibit 2.5.3 to Credit Agreement Form of LIFO Loan Request (see attached) - 14 - 131832.01464/109680341v.4

EXHIBIT 2.5.3 FORM OF LIFO LOAN REQUEST TO: PNC Bank, National Association, as Administrative Agent PNC Firstside Center 500 First Avenue, 4th Floor Mail Stop: P7-PFSC-04-I Pittsburgh, PA 15219 Telephone No.: (412) 762-6442 Telecopy No.: (412) 762-8672 Attention: Agency Services FROM: Black Box Corporation, a Delaware corporation (the “Borrower”) RE: Credit Agreement (as amended by the Amendment and Joinder Agreement dated August 9, 2017 and the Second Amendment to Credit Agreement dated June 29, 2018 and as may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated May 9, 2016, by and among the Borrower, the Guarantors (as defined in the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time and PNC Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement. A. Pursuant to Section 2.5.3 [LIFO Loan Requests] of the Credit Agreement, the undersigned irrevocably requests new LIFO Loans. 1. Such new LIFO Loans shall bear interest under the Euro-Rate Option for an Interest Period of one (1) month in accordance with the Credit Agreement. 2. Such new LIFO Loans shall have a Borrowing Date of ___________________ (which date shall be (a) at least three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 12:00 noon, Eastern Time, of this LIFO Loan Request for making new LIFO Loans in Dollars to which the Euro-Rate Option for an Interest Period of one (1) month applies. 3. Such new LIFO Loans are in the aggregate principal amount of $____________________ [which shall be in integral multiples of One Hundred Thousand Dollars ($100,000) and not less than Five Hundred Thousand Dollars ($500,000)]. B. As of the date hereof and the date of making of the above-requested LIFO Loans (and after giving effect thereto): (i) all of the Loan Parties’ representations and warranties contained in the Loan Documents are true and correct in all material respects (without 131832.01464/109680341v.4 duplication of any materiality qualifier contained therein) on such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential Default has occurred and is continuing; (iii) the making of such Loans shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and (iv) the making of any LIFO Loan shall not cause (a) the aggregate amount of the LIFO Loans from any Lender to exceed such Lender’s LIFO Loan Commitment and (b) the LIFO Facility Usage to exceed the LIFO Loan Commitments minus the amount, if any, of Approved Budget Excess Cash. C. The undersigned hereby irrevocably requests [check one box below and fill in blank space next to the box as appropriate]:  Funds to be deposited into PNC Bank account per our current standing instructions. Complete amount of deposit if not full loan advance amount: $______________, OR  Funds to be wired per the following wire instructions: Amount of Wire Transfer: $ Bank Name: ABA: Account Number: Account Name: Reference:  Funds to be wired per the attached Funds Flow (multiple wire transfers) [INTENTIONALLY LEFT BLANK] - 16 - 131832.01464/109680341v.4

The undersigned certifies to the Administrative Agent and the Lenders as to the accuracy of the foregoing. BORROWER: BLACK BOX CORPORATION, a Delaware corporation By: Name: Title: - 17 - 131832.01464/109680341v.4

Annex 7 Exhibits (A), (B) and (C) to the Security Agreement (see attached) - 18 - 131832.01464/109680341v.4

<u>**EXHIBIT A**</u>

<u>LOCATION OF PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE</u>

GRANTOR	**PRINCIPAL PLACE OF BUSINESS / CHIEF EXECUTIVE OFFICES**
1) Black Box Corporation	1000 Park Drive Lawrence, PA 15055
2) ACS Communications, Inc.	2535 Brockton Drive, Suite 400 Austin, TX 78758
3) ACS Dataline, LP	2535 Brockton Drive, Suite 400 Austin, TX 78758
4) ACS Dataline of the Northwest, Inc.	2535 Brockton Drive, Suite 400 Austin, TX 78758
5) ACS Investors, LLC	2535 Brockton Drive, Suite 400 Austin, TX 78758
6) BB Technologies, Inc.	1000 Park Drive Lawrence, PA 15055
7) BBOX Holdings Puebla LLC	1000 Park Drive Lawrence, PA 15055
8) Black Box Corporation of Pennsylvania	1000 Park Drive Lawrence, PA 15055
9) Black Box Network Services, Inc. - Government Solutions	1010 Haley Road Murfreesboro, TN 37129
10) Black Box Services Company	1000 Park Drive

131832.01464/109680341v.4

	Lawrence, PA 15055
11) Black Box Ventures Holding Company	1000 Park Drive Lawrence, PA 15055
12) CBS Technologies Corp.	6000 New Horizons Boulevard Amityville, NY 11701
13) Delaney Telecom, Inc.	540 Township Line Road Blue Bell, PA 19422
14) InnerWireless, Inc.	1155 Kas Drive, Suite 200 Richardson, TX 75081
15) Midwest Communications Technologies, Inc.	255 Enterprise Drive Lewis Center, OH 43035 1287 Rankin Street Troy, MI 48083
16) Mutual Telecom Services Inc.	20 Speen Street, Unit 403 Framingham, MA 01701 510 Spring Street, Suite 200 Herndon, VA 20170
17) NextiraOne, LLC	10050 Crosstown Circle, Suite 600 Eden Prairie, MN 55344
18) NextiraOne Federal, LLC	510 Spring Street, Suite 200 Herndon, VA 20170
19) NextiraOne New York, LLC	

- 20 -

131832.01464/109680341v.4

122 E 42nd Street, Suite 630 New York, NY 10168 20) Norstan Communications, Inc. 10050 Crosstown Circle, Suite 600 Eden Prairie, MN 55344 21) Nu-Vision Technologies, LLC 6000 New Horizons Boulevard Amityville, NY 11701 22) Scottel Voice & Data, Inc. 1000 Park Drive Lawrence, PA 15055 23) Vibes Technologies, Inc. 9155 Cottonwood Lane N. Maple Grove, MN 55369 - 21 - 131832.01464/109680341v.4

EXHIBIT B

ADDITIONAL LOCATIONS

STREET	CITY	STATE	ZIP CODE
519 Oliver Road	Montgomery	AL	36117
426 N. 44th St., Suite 470	Phoenix	AZ	85008
7950 Cherry Avenue, Suite 107	Fontana	CA	92335
1196 Cherry Avenue	San Bruno	CA	94066
4565 Ruffner Street, Suite 108	San Diego	CA	92111
6675 South Kenton St., Suite 116	Centennial	CO	80112
279 Douglas Ave., Suite 1104	Altamonte Springs	FL	32714
217 Goolsby Blvd	Deerfield Beach (Pompano Beach)	FL	33069
2707 Main St., Suite 3	Duluth	GA	30096
500 E Court Avenue., Suite 130	Des Moines	IA	50309
851 Busse Road	Elk Grove Village	IL	60007
20 Speen Street, Unit 403	Framingham	MA	01701
1 Maple St, Suite 1B1-2B2	Milford	MA	01757
1287 Rankin St.	Troy	MI	48083
9155 Cottonwood Lane North	Maple Grove	MN	55369
10050 Crosstown Circle, Suite 600	Eden Prairie	MN	55344
1701 Lomond St.	Winston-Salem	NC	27127
930 Windy Road	Apex	NC	27502
6000 New Horizons Blvd	Amityville	NY	11701

- 22 -

131832.01464/109680341v.4

122 E. 42nd St., Suite 630	New York	NY	10168
1211 Avenue of Americas, #21/51/71	New York	NY	10036
1250 Avenue of Americas	New York	NY	10011
26100 First St.	Westlake	OH	44145
255 Enterprise Drive	Lewis Center	OH	43035
9854 Windisch Road	West Chester	OH	45069
6650 W Snowville Rd, Unit R	Brecksville	OH	44141
1142 Willagillespie Road #25 & 26	Eugene	OR	97401
1000 Park Drive	Lawrence	PA	15055
6 State Road	Mechanicsburg	PA	17050
540 Township Line Rd	Blue Bell	PA	19422
1010 Haley Road	Murfreesboro	TN	37129
515 Princeton Road – F01 (PrincetonSelf Storge) (15x20 Outside NON Climate)	Johnson City	TN	37601
3171 Players Club Parkway	Memphis	TN	38125
1205 Haley Road (Warehouse)	Murfreesboro	TN	37129
795 Oak Ridge Turnpike	Oak Ridge	TN	37830
5959 Corporate Drive LL, Suite 250	Houston	TX	77036
2535 Brockton Drive, Suite 400	Austin	TX	78758
11927 Starcrest Drive (Blossom Cove Business Park II)	San Antonio	TX	78427
1155 Kas Drive, Suite 200	Richardson	TX	75081
131 East Commerce St	Amherst	VA	24521
510 Spring St., Suite 200	Herndon	VA	20170
6918 South 220th Street	Kent	WA	98032

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131832.01464/109680341v.4

3707 E Decatur Bays 1 & 2 Spokane WA 99217 2601 South Moorland Road (Storage New Berlin WI 53151 Unit #384 at Storage Master, LLC) 20975 Swenson Dr., Suite 450 Waukesha WI 53186 In addition to the above, the Grantors may, from time to time, have Equipment and/or Inventory on their clients’ sites, at temporary staging areas and at logistic depots. - 24 - 131832.01464/109680341v.4

EXHIBIT C

ORGANIZATIONAL INFORMATION

Name	Entity Type	Jurisdiction of Formation	Organizational Identification #	Tax Identification #
1) **Black Box Corporation**	Corporation	DE	2128702	95-3086563
2) **ACS Communications, Inc.**	Corporation	TX	79471900	74-2421083
3) **ACS Dataline, LP**	Limited Partnership	TX	11590410	74-2901065
4) **ACS Dataline of the Northwest, Inc.**	Corporation	OR	274153-89	93-1071626
5) **ACS Investors, LLC**	Limited Liability Company	DE	2982976	51-0386497
6) **BB Technologies, Inc.**	Corporation	DE	2283083	51-0341432
7) **BBOX Holdings Puebla LLC**	Limited Liability Company	DE	5488746	46-4938610
8) **Black Box Corporation of Pennsylvania**	Corporation	DE	2280129	25-1272662
9) **Black Box Network Services, Inc. - Government Solutions**	Corporation	TN	000149379	62-1202425
10) **Black Box Services Company**	Corporation	DE	5856167	47-5380117
11) **Black Box Ventures Holding Company**	Corporation	DE	4902102	27-4202797

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12) **CBS Technologies Corp.**	Corporation	NY	1310810	11-2947352
13) **Delaney Telecom, Inc.**	Corporation	PA	143788	23-2388066
14) **InnerWireless, Inc.**	Corporation	DE	2916901	75-2778286
15) **Midwest Communications Technologies, Inc.**	Corporation	OH	652688	31-1125137
16) **Mutual Telecom Services Inc.**	Corporation	DE	3754521	54-1418137
17) **NextiraOne, LLC**	Limited Liability Company	DE	2739289	76-0534950
18) **NextiraOne Federal, LLC**	Limited Liability Company	DE	3236405	54-1601046
19) **NextiraOne New York, LLC**	Limited Liability Company	DE	3374394	95-4858467
20) **Norstan Communications, Inc.**	Corporation	MN	2K-228	41-1231011
21) **Nu-Vision Technologies, LLC**	Limited Liability Company	NY	2990991	20-0532706
22) **Scottel Voice & Data, Inc.**	Corporation	CA	C1874187	95-4514015
23) **Vibes Technologies, Inc.**	Corporation	MN	11D-555	41-1974800

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